Exhibit 21

SUBSIDIARIES OF RENTECH, INC.

Rentech Development Corporation, a Delaware corporation

formerly Rentech Development Corporation, a Colorado corporation

Rentech Energy Technology Center, LLC, a Colorado limited liability company formerly named Sand Creek Energy, LLC, a Colorado limited liability company

Rentech Services Corporation, a Colorado corporation

GCSEC Holdings, LLC, a Delaware limited liability company

formerly named RSFC, LLC, a Delaware limited liability company

Gulf Coast Synthetic Energy Center, LLC, a Delaware limited liability company formerly named RSFC Land Management, a Delaware limited liability company

Rentech SilvaGas LLC, a Delaware limited liability company

SilvaGas Corporation, a Delaware corporation

RREC Holdings, LLC, a Delaware limited liability company

Rialto Renewable Energy Center, LLC, a Delaware limited liability company

Rialto Power, LLC, a Delaware limited liability company

ClearFuels Technology Inc., a Hawaii corporation

RTK Canada Energy Holdings, ULC, a British Columbia unlimited liability corporation

Olympiad Renewable Energy Centre, ULC, a British Columbia unlimited liability corporation

Northwest Florida Renewable Energy Center, LLC, a Delaware corporation

Rentech Nitrogen GP, LLC, a Delaware limited liability company

Rentech Nitrogen Partners, L.P., a Delaware limited partnership

Rentech Nitrogen Holdings, Inc., a Delaware corporation

Rentech Nitrogen, LLC, a Delaware limited liability company

formerly named Rentech Energy Midwest Corporation, a Delaware corporation

ClearFuels Hawaii, LLC, a Hawaii limited liability company